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EXHIBIT 21.1

SUBSIDIARIES OF INVESTOOLS INC. AS OF DECEMBER 31, 2007

Direct subsidiaries of Investools Inc.:

  Online Investors Advantage, Inc., a Utah corporation

  Prophet Financial Systems, Inc., a California corporation

  thinkorswim Group, Inc., a Delaware corporation

Direct subsidiaries of thinkorswim Group, Inc.:

  thinkorswim, Inc., a Delaware corporation

  thinkorswim Advisors, Inc., an Illinois corporation

  thinkorswim Technologies, Inc., a Delaware corporation

  TOS Services, Inc., a Delaware corporation

  TOS Red, Inc., a Delaware corporation

  thinkorswim Canada, Inc., a New Brunswick corporation

  thinkorswim Australia Pty Ltd, a company registered under Corporation Act 2001 of Victoria, Australia

Direct subsidiaries of Online Investors Advantage, Inc.:

  Investools Asia Pacific Pte., Limited, a Singapore company

  Investools Hong Kong Ltd., a Hong Kong company

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SUBSIDIARIES OF INVESTOOLS INC. AS OF DECEMBER 31, 2007